Managed High Yield Plus Fund
For period ending May 31, 2009				Exhibit 77Q1

File number 811-8765




GLOBAL HIGH INCOME FUND INC.
INSURED MUNICIPAL INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC


CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS


	I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Insured Municipal Income Fund Inc., Investment Grade
Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. (each a Fund and, collectively, the Funds), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors (Board) of each Fund held on May 6, 2009, the Board duly and unanimously approved the following preambles and resolution:


	WHEREAS, the Nominating and Corporate Governance Committee of the Board has
recommended to the full Board changes to the retirement policy to permit the
Board to waive the mandatory retirement age of 75 for a specified period of time past that age; and

	WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Fund to change the Boards retirement policy;

	NOW, THEREFORE, BE IT

	RESOLVED, that pursuant to the relevant section of the Funds Amended and Restated Bylaws (the Bylaws) concerning amendments to the Funds Bylaws,
Article III, Section 13 of the Funds Bylaws be, and it hereby is, amended to read as follows:

Section 13. Retirement. Each Director who has attained the age of seventy-five
(75) years shall retire from service as a Director on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, (i) a Director may retire at any time as provided for in the governing instrument of the Fund and (ii) the Board of Directors, in its discretion, may waive the application of the foregoing retirement age with respect to any Director for a specified period of time past that age.













Managed High Yield Plus Fund
For period ending May 31, 2009				Exhibit 77Q1

File number 811-8765



IN WITNESS WHEREOF, I have signed this certificate as of the 25th day of June, 2009.

			GLOBAL HIGH INCOME FUND INC.
			INSURED MUNICIPAL INCOME FUND INC.
			INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
			MANAGED HIGH YIELD PLUS FUND INC.
			STRATEGIC GLOBAL INCOME FUND, INC


By: /s/Keith A. Weller
Name: Keith A. Weller
Title: Vice President and Assistant Secretary


New York, New York (ss)

Subscribed and sworn to before me
on this 25th day of June, 2009.


/s/Cathleen Crandall
Notary Public